Exhibit 99.1

BIND Therapeutics Reports Third Quarter 2013 Financial Results

Management to host conference call today at 8:30 am ET

Cambridge, MA, November 5, 2013 — BIND Therapeutics, Inc. (NASDAQ: BIND) a clinical-stage nanomedicine platform company developing targeted and programmable therapeutics called AccurinsTM, today reported financial results for the three-month period ended September 30, 2013.

“In the third quarter, BIND made significant progress, including the initiation of two Phase 2 studies of our proprietary lead Accurin, BIND-014, in non-small cell lung cancer and metastatic castrate-resistant prostate cancer,” said Scott Minick, BIND’s President and CEO. “The completion of our successful IPO, along with our high-value collaborations with Amgen, Pfizer and AstraZeneca, strongly positions BIND to advance BIND-014, which we are seeking to establish as an important new cancer medicine, and our proprietary pipeline of Accurin candidates.”

Recent Business Highlights

•	Completed its Initial Public Offering (IPO) on September 25, 2013 resulting in gross proceeds of $70.5 million before underwriting discounts and commissions

•	Closed the exercise of the underwriters’ option to purchase an additional 370,499 shares on October 23, 2013 resulting in gross proceeds of $5.6 million before underwriting discounts and commissions

•	Initiated a Phase 2 clinical trial of BIND-014, a PSMA-targeted Accurin containing docetaxel, as first-line therapy in patients with chemotherapy naïve metastatic castrate-resistant prostate cancer

•	Initiated a Phase 2 clinical trial of BIND-014 as a second-line therapy in patients with non-small cell lung cancer

•	Established the maximum tolerated dose of BIND-014 at a weekly dosing schedule of 40 mg/m2

•	Recognized by the World Economic Forum as a 2014 Technology Pioneer at the Forum’s Annual Meeting of the New Champions 2013

•	Awarded the RUSNANOPRIZE 2013 for Innovative Development at the Moscow International Forum for Open Innovation in Moscow

Third Quarter 2013 Financial Results:

Revenue for the three months ended September 30, 2013 was $4.6 million, compared to $66,000 for the third quarter of 2012. The year-over-year increase in revenue was primarily due to revenue associated with the Amgen, Pfizer and AstraZeneca collaborations that were established in 2013.

Research and development expenses totaled $5.3 million for the three months ended September 30, 2013, compared to $3.4 million for the third quarter of 2012. The increase was primarily due to the initiations of the Phase 2 trials for BIND-014 in non-small cell lung cancer and metastatic castrate resistant prostate cancer as well as activities under collaboration agreements with Amgen, Pfizer and AstraZeneca.

General and administrative expenses totaled $6.3 million for the three months ended September 30, 2013, compared to $1.8 million for the third quarter of 2012. The increase in these expenses was primarily due to $3.6 million in one-time stock compensation expense due to vesting of performance based stock options for certain of the Company’s executives that were triggered on the closing of the IPO. The balance of the increase was due to IPO related consulting and travel expenses.

Net loss for the three months ended September 30, 2013 was $7.4 million, compared to a net loss of $5.2 million for the third quarter of 2012.

Cash, cash equivalents and marketable securities totaled $80.7 million at September 30, 2013.

Upcoming Events and Presentations

Members of BIND’s management team are expected to make presentations at the following events:

•	10th Spanish-Portuguese Conference on Controlled Drug Delivery, Valencia, Spain, November 10-12, 2013

•	Credit Suisse 2013 Healthcare Conference, Phoenix, Arizona, November 13, 2013

•	US-Japan Symposium on Drug Delivery Systems Conference, Maui, Hawaii, December 16-20, 2013

Conference Call Information

BIND’s management team will host a conference call and audio webcast today at 8:30 a.m. ET to discuss the quarterly results and provide a corporate update. To access the conference call, please dial 877-312-5844 (domestic) or 253-237-1152 (international) at least five minutes prior to the start time and refer to conference ID 83773670.

An audio webcast of the call will also be available on the Investors & Media section of the company’s website www.bindtherapeutics.com. An archived webcast will be available on the Company’s website approximately two hours after the event and will be available for 30 days.

About BIND Therapeutics

BIND Therapeutics is a clinical-stage nanomedicine platform company developing Accurins, its novel targeted therapeutics. BIND intends to leverage its medicinal nanoengineering platform to develop a pipeline of Accurins, initially in oncology, as well as Accurins in collaboration with biopharmaceutical companies. BIND’s lead drug candidate, BIND-014, is an Accurin that targets PSMA and contains docetaxel, a clinically-validated and widely used cancer chemotherapy drug. BIND-014 is currently in Phase 2 clinical trials for non-small cell lung cancer and metastatic castrate resistant prostate cancer. To date in 2013, BIND has announced collaborations with Amgen, Inc., Pfizer Inc. and AstraZeneca AB to develop Accurins based on therapeutic payloads from their product pipelines. BIND’s platform originated from the pioneering nanotechnology research at the Massachusetts Institute of Technology and Brigham and Women’s Hospital/Harvard Medical School of BIND’s scientific founders and directors Dr. Robert Langer and Dr. Omid Farokhzad. For more information, please visit the company’s web site at www.bindtherapeutics.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s expectations regarding BIND-014 and its pipeline of Accurin candidates and upcoming events and presentations.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability; we will need additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts; raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or drug candidates; our limited operating history may make it difficult to evaluate the success of our business to date and to assess our future viability; the terms of our credit facility place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business; we may not be successful in our efforts to use and expand our medicinal nanoengineering platform to build a pipeline of drug candidates and develop marketable drugs; we are very early in our development efforts and have only one drug candidate in clinical development. All of our other drug candidates are still in preclinical development. If we or our collaborators are unable to successfully develop and commercialize drug candidates or experience significant delays in doing so, our business will be materially harmed; clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates; if we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented; if serious adverse or unacceptable side effects are identified during the development of our drug candidates or we observe limited efficacy, we may need to abandon or limit our development of some of our drug candidates; our existing collaborations are important to our business, and future collaborations may also be important to us. If we are unable to maintain any of these collaborations, or if these collaborations are not successful, our business could be adversely affected; we rely, and expect to continue to rely, on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials; we contract with third parties for the manufacture of our drug candidates for preclinical and clinical testing and expect to continue to do so for the foreseeable future. This reliance on third parties increases the risk that we will not have sufficient quantities of our drug candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts; if we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize our drug candidates or will not be able to do so as soon as anticipated, and our ability to generate revenue will be materially impaired; if the FDA does not conclude that BIND-014 satisfies the requirements for approval under the Section 505(b)(2) regulatory approval pathway, or if the requirements for approval of BIND-014 under Section 505(b)(2) are not as we expect, the approval pathway for BIND-014 will likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated, and in any case may not be successful; a fast track designation by the FDA may not actually lead to a faster development or regulatory review or approval process; we may not be able to obtain orphan drug exclusivity for our drug candidates; a breakthrough therapy designation by the FDA for our drug candidates may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that our drug candidates will receive marketing approval; failure to obtain marketing approval in international jurisdictions would prevent our drug candidates from being marketed abroad; any drug candidate for which we obtain marketing approval could be subject to post-marketing restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved; our relationships with customers, physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings; recently enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our drug candidates and affect the prices we may obtain; governments outside the United States tend to impose strict price controls, which may adversely affect our revenues, if any; if we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business; even if any of our drug candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success; if we are unable to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our drug candidates if and when they are approved; we face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do; even if we are able to commercialize any drug candidates, the products may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business; product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop; our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel; we expect to expand our development and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations; a variety of risks associated with operating internationally could materially adversely affect our business; our business and operations would suffer in the event of system failures; if we or our licensors are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired; we may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful; third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business; obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements; if we fail to comply with our obligations in our intellectual property licenses and funding arrangements with third parties, we could lose rights that are important to our business; we may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property; intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities; if we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed; our executive officers, directors and principal stockholders, if they choose to act together, will have the ability to control or significantly influence all matters submitted to stockholders for approval; the price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for our stockholders; a significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well; we are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors; we will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices; if securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline; provisions in our restated certificate of incorporation and amended and restated bylaws and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management; we do not anticipate paying any cash dividends on our capital stock and, consequently, a stockholder’s ability to achieve a return on investment will depend on appreciation in the price of our common stock; and we could be subject to securities class action litigation. These and other important factors discussed under the caption “Risk Factors” in our final prospectus filed with the Securities and Exchange Commission, or SEC, on September 20, 2013 relating to our Registration Statement on Form S-1, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media:

Gina Nugent

The Yates Network

617-460-3579

gina@theyatesnetwork.com

Investors:

Paul Cox

Stern Investor Relations

212-362-1200

BIND@sternir.com

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$4,566	$66	$8,831	$500

Operating expenses:
Research and development	5,348	3,363	16,965	9,591
General and administrative	6,280	1,770	10,696	4,600

Total operating expenses	11,628	5,133	27,661	14,191

Loss from operations	(7,062)	(5,067)	(18,830)	(13,691)
Other income (expense)
Interest income	42	8	130	23
Interest expense	(146)	(168)	(736)	(564)
Change in fair value of preferred stock warrant liability	(188)	324	(273)	337
Foreign currency transaction (loss) gain	(24)	(307)	123	(251)

Net loss	(7,378)	(5,210)	(19,586)	(14,146)
Accretion of redeemable convertible preferred stock	(957)	(1,244)	(3,704)	(3,729)

Net loss attributable to common stock holders	$(8,335)	$(6,454)	$(23,290)	$(17,875)

Net loss per share attributable to common stockholders:
Basic and diluted	$(2.70)	$(3.09)	$(9.35)	$(8.73)
Weighted average common shares outstanding:
Basic and diluted	3,084,733	2,089,099	2,492,132	2,048,583

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)

(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss	$(7,378)	$(5,210)	$(19,586)	$(14,146)
Other comprehensive (loss) income:
Foreign currency translation adjustments	145	418	(235)	293

Comprehensive loss	$(7,233)	$(4,792)	$(19,821)	$(13,853)

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Amounts in thousands, except share data and par value)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$80,715	$4,886
Accounts receivable	1,336	56
Prepaid expenses and other current assets	2,237	1,430

Total current assets	84,288	6,372
Property and equipment, net	5,008	4,076
Other assets	66	249
Restricted cash	1,904	1,973

Total	$91,266	$12,670

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$858	$2,079
Accounts payable	2,807	1,166
Accrued expenses	2,044	1,399
Current portion of deferred revenue	6,063	646
Deferred rent	502	469

Total current liabilities	12,274	5,759

Long-term liabilities:
Long-term debt	3,816	1,256
Preferred stock warrant liability	—	404
Deferred revenue, less current portion	1,848	—
Deferred rent	1,506	1,888

Total long-term liabilities	7,170	3,548

Total liabilities	19,444	9,307

Redeemable convertible preferred stock	—	79,286

Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value—authorized, 10,000,000 shares
Common stock, $0.0001 par value—authorized, 40,000,000 shares, 2,339,237 shares issued and 2,151,739 shares outstanding at December 31, 2012; 200,000,000 shares authorized, 16,063,820 shares issued and 15,996,033 shares outstanding at September 30, 2013	2	1
Loans due from stockholders	—	(704)
Additional paid in capital	158,445	—
Accumulated deficit	(86,375)	(75,205)
Accumulated other comprehensive loss	(250)	(15)

Total stockholders’ equity (deficit)	71,822	(75,923)

Total	$91,266	$12,670